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                                                                   EXHIBIT 23(B)

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Glacier Bancorp, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-36514, No. 333-105995, No. 333-52498, No. 333-64924 and No. 333-125024) on
Forms S-8 of our report dated March 15, 2005, relating to the consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows of Glacier Bancorp, Inc. and subsidiaries for the year ended December 31, 2004, which report appears in the December 31, 2006 annual report on Form 10-K of Glacier Bancorp, Inc.


/s/ KPMG

Billings, Montana
February 27, 2007